Exhibit 10.2

Joinder Agreement

This JOINDER AGREEMENT (this “Agreement”) is entered into as of September __, 2024 (the “Agreement Date”), by and between Red Cat Holdings, Inc., a Nevada corporation (“Parent”), Teal Drones, Inc., a Nevada corporation, (“Teal”), FW Acquisition, Inc., a Nevada corporation (“Buyer”), and Flightwave Aerospace Systems Corporation, a Delaware corporation (the “Seller”), and the undersigned holder (each such undersigned, as to, himself, herself or itself, “Stockholder”) of securities of Seller. Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them in the Purchase Agreement (as defined below). If the terms of this Agreement conflict in any way with the provisions of the Purchase Agreement, then the provisions of the Purchase Agreement shall control.

Recitals

A. Stockholder has executed and delivered this Agreement in connection with that certain Asset Purchase Agreement, dated on or around the date hereof (as amended from time to time, the “Purchase Agreement”), by and between Purchaser and the Seller, pursuant to which Purchaser will acquire intellectual property, certain contracts, and certain other assets of the Seller as set forth more fully therein (the “Transactions”).

B. As a condition to its willingness to enter into the Purchase Agreement, Purchaser has required, as a condition to Closing, that all stockholders of Seller enter into a Joinder Agreement in connection with the execution of the Purchase Agreement.

C. Stockholder desires to be bound by the terms of the Purchase Agreement applicable to a Stockholder or a Seller Indemnitor, including the indemnification provisions of the Purchase Agreement solely to the extent Stockholder is a Seller Indemnitor.

D. Stockholder understands and acknowledges that Purchaser is entitled to rely on (i) the truth and accuracy of Stockholder’s representations contained herein and (ii) Stockholder’s performance of the obligations set forth herein.

Agreement

NOW, THEREFORE, in consideration of the premises, representations, warranties, covenants and other agreements contained in the Purchase Agreement and herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                Representations and Warranties of Stockholder. Stockholder hereby represents and warrants to Purchaser and Seller as follows, which representations and warranties are accurate in all respects as of the date of this Agreement and will be accurate in all respects as of the Closing as if made at that time:

1.1             Stock Ownership by Stockholder. The Stockholder has good title to, and is the sole record and beneficial owner of, that number and type of security interests of the Seller set forth on the signature page attached hereto (all such security interests beneficially owned by Stockholder on the Agreement Date, collectively, the “Securities”), and the Securities owned by the Stockholder are free and clear of any and all Encumbrances. The Stockholder is not a party to any voting trusts, Stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Securities owned by the Stockholder other than such which will terminate upon the consummation of the transactions contemplated by the Purchase Agreement.

1.2             Authorization; Enforceability. If Stockholder is an entity, Stockholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Stockholder has all requisite power and authority (if Stockholder is an entity) or legal capacity (if Stockholder is a natural person) to enter into this Agreement, and each other agreement, document or certificate to which he, she or it becomes a party pursuant to this Agreement or the Purchase Agreement (each, a “Stockholder Related Agreement”), and to perform his, her or its obligations under this Agreement and each Stockholder Related Agreement. The execution and delivery of this Agreement and each Stockholder Related Agreement by Stockholder and the consummation by Stockholder of the transactions contemplated hereby and thereby have been duly authorized by all necessary action, if any, on the part of Stockholder. Each Stockholder Related Agreement has been duly executed and delivered by Stockholder and constitutes a valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, subject only to the effect, if any, of (i) applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting the enforcement of the rights of creditors generally and (ii) rules of Law governing specific performance, injunctive relief and other equitable remedies.

1.3             No Conflict; Governmental Consents. The execution, delivery and performance of this Agreement by the Stockholder does not and will not: (i) if the Stockholder is an entity, violate, conflict with or result in the breach of any provision of the charter or by-laws or other organizational documents of the Stockholder; (ii) conflict with or violate in any material respect any Legal Requirements applicable to the Stockholder; or (iii) result in the creation of any Encumbrance on any of the Securities owned by the Stockholder pursuant to, any note, bond, mortgage, indenture, license, permit, lease, sublease or other Contract to which the Stockholder is a party or by which any of the Securities owned by the Stockholder. The execution, delivery and performance of this Agreement by the Stockholder does not and will not require any approval or Order of any Governmental Body.

1.4             Additional Stockholder Representations. Stockholder represents that it is an “accredited investor” as such term is defined in Rule 501 of Regulation D (“Regulation D”) promulgated under the Securities Act and that the Stockholder is able to bear the economic risk of an investment in the Consideration Shares. Stockholder hereby acknowledges and represents that: (i) Stockholder has knowledge and experience in business and financial matters, prior investment experience, including investment in securities that are non-listed, unregistered and/or not traded on a national securities exchange or the Stockholder has employed the services of a “purchaser representative” (as defined in Rule 501 of Regulation D), attorney and/or accountant to read all of the documents furnished or made available by the Parent to the Stockholder to evaluate the merits and risks of such an investment on the Stockholder’s behalf; (ii) the Stockholder recognizes the highly speculative nature of this investment; and (iii) the Stockholder is able to bear the economic risk that the Stockholder hereby assumes.

1.5             Legal Proceedings. There is no private or governmental action, inquiry, claim, mediation, arbitration, counterclaim, proceeding, suit, hearing, litigation, audit or investigation, in each case whether civil, criminal, administrative, judicial or investigative, or any appeal therefrom (each of the foregoing, a “Legal Proceeding”) to which Stockholder is a party (either directly or indirectly) and that relates in any way to the Securities, any Stockholder Related Agreement or any of the transactions contemplated hereby or thereby. To the knowledge of Stockholder, no such Legal Proceeding has been threatened and there is no reasonable basis for any such Legal Proceeding.

1.6             No Brokers. Stockholder is not obligated for the payment of any fees or expenses of any investment banker, broker, advisor, finder or similar party in connection with the origin, negotiation or execution of the Purchase Agreement or in connection with the Transactions or any other transactions contemplated by any Stockholder Related Agreement.

1.7             Review. Stockholder has received each Stockholder Related Agreement, and Stockholder has had reasonable time and opportunity to discuss the requirements of such agreements with Stockholder’s financial, legal and other advisors, to the extent Stockholder has determined necessary, prior to executing this Agreement or any other Stockholder Related Agreement to which Stockholder is a party. Stockholder has such knowledge and experience in business and financial matters to enable Stockholder to understand and evaluate the Stockholder Related Agreements and form an investment decision with respect thereto. Stockholder acknowledges that Purchaser is entering into this Agreement in reliance upon Stockholder’s execution and delivery of this Agreement and agreement to be bound hereby and by the terms of the Purchase Agreement (including with respect to Stockholders’ indemnification obligations hereunder and thereunder, if applicable).

1.8             Tax Matters. Stockholder understands that Stockholder (and not Purchaser) shall be responsible for any tax liability for Stockholder that may arise as a result of the Transactions or the transactions contemplated by the Purchase Agreement and any Stockholder Related Agreements.

2.                Covenants of Stockholder. Stockholder hereby covenants to Purchaser and Seller as follows:

2.1             Compliance. Stockholder shall not knowingly take any action that: (a) would make any representation or warranty contained herein untrue or incorrect; or (b) would reasonably be expected to have the effect of impairing the ability of Stockholder to perform its, his or her obligations under any Stockholder Related Agreement or preventing or materially delaying the consummation of any of the transactions contemplated by any Stockholder Related Agreement or the written consent of the Stockholders approving the Purchase Agreement and the transactions contemplated by the Purchase Agreement (the “Seller Stockholder Consent”), as applicable.

2.2             Irrevocable Consent. Stockholder agrees that it, he or she will not bring, commence, institute, maintain, prosecute, participate in or voluntarily aid any Legal Proceeding, in law or in equity, in any court or before any Governmental Body, which (i) challenges the validity of or seeks to enjoin the operation of any provision of the Seller Stockholder Consent or this Agreement or the execution and delivery of the Purchase Agreement and or any Stockholder Related Agreement or the consummation of the Transactions or any of the transactions contemplated by this Agreement, the Purchase Agreement or any Stockholder Related Agreement, or (ii) alleges that the execution and delivery of the Stockholder Consent (if applicable), or this Agreement by Stockholder, either alone or together with the other Stockholder consents or voting or stockholder agreements and proxies to be delivered in connection with this Agreement or the execution of the Purchase Agreement, breaches any fiduciary duty, whether of the Seller board of directors or any member thereof, of any officer of the Seller.

2.3             Appraisal Rights. If appraisal or dissenters rights are available in connection with the Transactions, Stockholder hereby irrevocably and unconditionally acknowledges that, by execution of this Agreement and, as applicable, the Seller Stockholder Consent, such Stockholder has lost any rights Stockholder would have to dissent to the Transactions and request an appraisal of the fair market value or fair value of the Securities held by such Stockholder pursuant to the Delaware General Corporation Law (“Delaware Law”) or any other applicable law. Stockholder, on Stockholder’s own behalf and on behalf of Stockholder’s Affiliates, hereby voluntarily waives and agrees not to exercise any rights of appraisal, dissenters’ rights or similar rights that Stockholder may have (whether under Delaware Law or other applicable Law or otherwise) or could potentially have or acquire in connection with the execution and delivery of the Purchase Agreement or the consummation of the Transactions or any other transaction contemplated by the Purchase Agreement.

2.4             No Transfers. Until after the Closing, Stockholder shall not, and shall cause each of its Affiliates not to, directly or indirectly, (i) transfer (whether by merger, consolidation, division, operation of law or otherwise) any Securities or any legal, economic or beneficial interest in any Securities, (ii) deposit any Securities into a voting trust or, except as expressly contemplated hereby, grant any proxies, enter into any voting agreement or voting trust or execute or provide any power-of-attorney with respect to any Securities, or (iii) agree (whether or not in writing) to do any of the foregoing, in each case without the prior written consent of Purchaser and Seller. Any action taken in contravention of this Section 2.4 shall be null and void ab initio.

2.5             Confidentiality. Except with the prior written consent of Purchaser and Seller, Stockholder agrees to keep confidential and not disclose to any Person (other than to its attorneys and other professional advisors, and, if Stockholder has direct or indirect third-party investors, to such investors, limited partners and other securityholders to the extent such disclosure is made in the ordinary course of such Stockholder’s business and is required pursuant to contractual obligations of such Stockholder to such investors, limited partners and other securityholders (provided such Persons have agreed to confidentiality restrictions equivalent to those contained herein)): (a) the existence, or any terms or conditions, of this Agreement, the Stockholder Related Agreements, the Purchase Agreement or any of the agreements contemplated by the Purchase Agreement and the transactions contemplated hereby and thereby, (b) matters regarding the interpretation, performance, breach or termination hereof or thereof, and (c) all confidential and/or proprietary information of the Seller (including Intellectual Property Rights of the Seller) obtained by Stockholder or its Representatives, except to the extent that (i) such information has otherwise been made public (other than as a result of a breach by Stockholder or its Representatives of Stockholder’s obligations under this Agreement) or (ii) such information is known by Stockholder prior to disclosure to Stockholder by or on behalf of the Seller and was received by Stockholder on a non-confidential basis, (iii) such information is independently developed by Stockholder without use of or reference to the Seller’s or its Affiliates’ information, or (iv) Stockholder is required to disclose such information to a Governmental Body under applicable Law; provided, that if Stockholder is required by Law to disclose any such information to any Governmental Body, then Stockholder will to the extent reasonably practicable promptly provide Purchaser and Seller with written notice of the applicable Law so that Purchaser or Seller may seek a protective order or other appropriate remedy and Stockholder will cooperate with Purchaser and Purchaser’s Representatives in any attempt by Purchaser and Seller and Seller’s Representatives in any attempt by Seller to obtain any such protective order or other remedy, and if Purchaser or Seller elects not to seek, or is unsuccessful in obtaining, any such protective order or other remedy in connection with any requirement that Stockholder disclose such information, and if Stockholder obtains advice of outside legal counsel confirming that the disclosure of such information is legally required, then Stockholder may disclose such information only to the extent legally required; provided, further, that Stockholder will use its commercially reasonable efforts to ensure that such information is treated confidentially by each Person to whom it is disclosed. Notwithstanding the foregoing, (i) if Stockholder is a venture capital fund, institutional investor or similar private investment fund, such Stockholder may disclose (A) the terms of this Agreement or the Purchase Agreement solely to the extent necessary to report the Transactions contemplated thereby to its members, limited partners or other investors pursuant to legal or contractual obligations or as reasonably necessary in the good faith exercise of the fiduciary duties on the part of such Stockholder and (B) such Stockholder’s investment amount in the Seller and its return on such investment to prospective investors, and (ii) each Stockholder may disclose that it was a stockholder of the Seller.

2.6             Joinder and Indemnification.

(a)              Holder hereby acknowledges and agrees that Stockholder has received the Purchase Agreement and exhibits and schedules thereto and agrees to be bound by the terms and conditions of those provisions of the Purchase Agreement purporting to bind the Seller or the Seller Indemnitors, as applicable, including any and all provisions relating to the indemnification obligations of the Seller Indemnitors.

(b)             Holder hereby acknowledges and agrees that at the Closing, (i) Purchaser shall hold back the Escrow Fund pursuant to and subject to the terms and conditions of the Purchase Agreement, and (ii) the Seller shall be entitled to and receive a portion of the Escrow Fund, if any, only as and when such amount is payable to the Seller in accordance with the provisions of the Purchase Agreement and that certain Escrow Agreement, entered into by and between Parent, Buyer, Seller, Stockholder Representative and Escrow Agent.

2.7             Release of Claims. Conditioned upon and effective for all purposes as of the Closing, as an inducement to Purchaser’s entry into the Purchase Agreement and as a condition precedent to the consummation of the transactions contemplated thereby that certain Stockholders shall have delivered to Purchaser in connection with the execution of the Purchase Agreement and prior to the Closing a duly executed form of this Agreement, Stockholder hereby acknowledges and agrees, on behalf of itself (or, as applicable, himself or herself) and each of its (or, as applicable, his or her) current or former Affiliates, officers, directors, employees, managers, partners, principals, advisors, agents, stockholders, members, investors, equity holders or other Representatives, heirs, beneficiaries, estates, executors, administrators, trustees, successors or assigns (each a “Releasing Party”) that:

(a)              Releasing Party hereby irrevocably and unconditionally releases and forever discharges Parent, Buyer and Teal and each of their Affiliates and subsidiaries and each of their respective current or former Affiliates, officers, directors, employees, managers, partners, principals, advisors, agents, stockholders, members, investors, equity holders or other Representatives, heirs, beneficiaries, estates, executors, administrators, trustees, successors or assigns (collectively, the “Released Parties”) from any and all claims, demands, allegations, assertions, complaints, controversies, charges, duties, grievances, rights, causes of action, suits, liabilities, debts, obligations, promises, commitments, agreements, guarantees, endorsements, duties, damages, costs, losses, debts and expenses (including attorneys’ fees and costs incurred) of any nature whatsoever (whether direct or indirect, known or unknown, disclosed or undisclosed, matured or unmatured, accrued or unaccrued, asserted or unasserted, absolute or contingent, determined or conditional, express or implied, fixed or variable and whether vicarious, derivative, joint, several or secondary) against or otherwise relating to the Transactions (including the receipt by Releasing Party of any portion of the Purchase Price), the Transferred Assets, the Transferred Contracts, or the employment or engagement by Purchaser or any of its Affiliates or designees of any employee, contractor, consultant or other service provider of the Seller (collectively, “Claims”); provided, however, that the foregoing release shall not cover (i) rights of the Releasing Party under this Agreement or any Stockholder Related Agreements or (ii) any claims that may not be waived as a matter of Law.

(b)             Releasing Party (i) has no Claims, (ii) has not transferred or assigned, or purported to transfer or assign, any Claims, and (iii) shall not transfer or assign, or purport to transfer or assign, any Claims, in each case, against the Seller, Purchaser, each of their respective subsidiaries, or any other Released Parties.

(c)              Releasing Party acknowledges and agrees that it, he or she is familiar with Section 1542 of the Civil Code of the State of California (“Section 1542”), to the extent applicable to Stockholder, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

(d)             Releasing Party hereby waives and relinquishes any rights and benefits that Releasing Party may have under Section 1542 or any similar statute or common law principle of any jurisdiction (other than as set forth in the proviso included in subsection (a) above). Releasing Party acknowledges that it, he or she may hereafter discover facts in addition to or different from those that Releasing Party now knows or believes to be true with respect to the subject matter of this release, but it is Releasing Party’s intention to fully and finally and forever settle and release any and all Claims (other than as set forth in the proviso included in subsection (a) above) that do now exist, may exist or heretofore have existed with respect to the subject matter of this release. In furtherance of this intention, the releases contained herein shall be and remain in effect as full and complete releases notwithstanding the discovery or existence of any such additional or different facts.

(e)              Releasing Party acknowledges and agrees that it, he or she (i) has read this release and understands its terms and has been given an opportunity to ask questions of the Seller’s Representatives, (ii) does not rely, and has not relied, on any representation or statement not set forth in this release made by any Representative of the Seller or any other Person with regard to the subject matter, basis or effect of this release or otherwise, (iii) has had the opportunity to consult with counsel with respect to the execution and delivery of this Agreement and (iv) voluntarily enters into this Agreement with full knowledge of its terms and conditions.

2.8             Stockholder Representative. Stockholder acknowledges and accepts the appointment of Catapult Ventures I, LP (“Stockholder Representative”) as his, her or its representative, agent and attorney-in-fact so that Stockholder Representative may act in the name, place and stead of Stockholder in connection with the transactions contemplated by this Agreement and the Purchase Agreement. This Section 2.8 is for the benefit of the Stockholder Representative (which shall be considered a third-party beneficiary of this Agreement), Seller, Parent, Teal and Buyer, and shall be enforceable by any of them directly against Stockholder.

3.                Consent and Waiver. Stockholder hereby provides any consents, notice or waivers that are required for the consummation of the Transactions under the terms of any agreement or instrument to which Stockholder is a party.

4.                Miscellaneous.

4.1             Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (i) upon receipt when delivered by hand, (ii) upon transmission, if sent by electronic mail transmission (with receipt verified by electronic confirmation), or (iii) one (1) Business Day after being sent by courier or express delivery service, provided that in each case the notice or other communication is sent to the address or electronic mail address set forth beneath the name of such party below (or to such other address or electronic mail address as such party shall have specified in a written notice given to the other parties hereto):

(a)       If to Purchaser, to:

Red Cat Holdings, Inc.

Att: Jeffrey Thompson, Chief Executive Officer
15 Ave. Muñoz Rivera Ste 5
San Juan, Puerto Rico 00901
jeff@redcat.red

with a copy (which shall not constitute notice) to:

Law Office of Harvey Kesner, P.C.
305 Broadway
Suite #700
New York, NY 10007
646-678-2543
Harvey@hkesnerlaw.com

(b)       If to Seller, to:

Flightwave Aerospace Systems Corporation

1617 Broadway, Floor 3

Santa Monica, California 90404

Attention: Michael Colonno, Chief Executive Officer
Email: mike@flightwaveaero.com

(c)       If to Stockholder, at the address set forth below Stockholder’s signature on the signature page executed by Stockholder.

4.2             Interpretation. When a reference is made herein to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Where a reference is made to a contract, instrument or Law, such reference is to such contract, instrument or law as amended, modified or supplemented, including (in the case of contracts or instruments) by waiver or consent and (in the case of Law) by succession of comparable successor Law and references to all attachments thereto and instruments incorporated therein. Unless the context of this Agreement otherwise requires: (a) words of any gender include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms “hereof,” “herein,” “hereto” and “hereunder” and derivative or similar words refer to this entire Agreement; (d) the term “or” is not exclusive and shall be deemed to be “and/or”; (e) references to clauses without a cross-reference to a Section or subsection are references to clauses within the same Section or, if more specific, subsection, (f) references to any person or Person include the successors and permitted assigns of that person or Person and (g) references from or through any date shall mean, unless otherwise specified, from and including or through and including, respectively. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends and such phrase shall not mean simply “if.”

4.3             Specific Performance; Injunctive Relief. The parties hereto agree that, in the event of any breach or threatened breach by the other party or parties hereto of any covenant, obligation or other agreement set forth in this Agreement, (a) each party shall be entitled, without any proof of actual damages (and in addition to any other remedy that may be available to it), to a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other agreement and an injunction preventing or restraining such breach or threatened breach, and (b) no party hereto shall be required to provide or post any bond or other security or collateral in connection with any such decree, order or injunction or in connection with any related Legal Proceeding.

4.4             Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format or by HelloSign or DocuSign shall be sufficient to bind the parties to the terms and conditions of this Agreement.

4.5             Entire Agreement; Nonassignability; Parties in Interest; Assignment. This Agreement and the documents, instruments and other agreements specifically referred to herein or delivered pursuant hereto (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) are not intended to confer, and shall not be construed as conferring, upon any Person other than the parties hereto any rights or remedies hereunder; except the Released Parties are intended third party beneficiaries of Section 2.8, and shall be entitled to enforce this Agreement against the undersigned in accordance with its terms. The provisions of this Agreement shall survive the Effective Time and the Closing. Neither this Agreement, nor any of the rights, interests or obligations under this Agreement, may be assigned or delegated, in whole or in part, by operation of law or otherwise, by Stockholder without the prior written consent of Purchaser, and any such assignment or delegation that is not consented to shall be null and void. Purchaser may assign this Agreement to any Affiliate of Purchaser without the prior written consent of Stockholder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against, the parties hereto and their respective successors and assigns (including any Person to whom any Securities are sold, transferred or assigned).

4.6             Amendment; Waiver. Subject to applicable Law, the parties hereto may amend this Agreement as it applies to Stockholder at any time pursuant to an instrument in writing signed on behalf of each of Purchaser and Stockholder. At any time, either Purchaser, Seller or Stockholder may, to the extent legally allowed, waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of Purchaser, Seller or Stockholder to any such waiver shall be valid only if set forth in an instrument in writing signed on behalf of the other. Without limiting the generality or effect of the preceding sentence, no delay in exercising any right under this Agreement shall constitute a waiver of such right, and no waiver of any breach or default shall be deemed a waiver of any other breach or default of the same or any other provision herein.

4.7             Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and shall be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

4.8             Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party hereto shall be deemed cumulative with and not exclusive of any other remedy conferred by this Agreement, or by law or equity upon such party hereto, and the exercise by a party hereto of any one remedy shall not preclude the exercise of any other remedy.

4.9             Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction).

4.10          Exclusive Jurisdiction; Waiver of Jury Trial.

(a)              ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED FIRST, IN THE COURT OF CHANCERY WITHIN NEW CASTLE COUNTY IN THE STATE OF DELAWARE (AND ANY APPELLATE COURT THEREOF LOCATED WITHIN SUCH COUNTY) AND TO THE EXTENT SUCH COURT OF CHANCERY (OR APPELLATE COURT THEREOF LOCATED WITHIN SUCH COUNTY) LACKS JURISDICTION OVER THE MATTER, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED WITHIN NEW CASTLE COUNTY IN THE STATE OF DELAWARE (OR APPELLATE COURT THEREOF LOCATED WITHIN SUCH COUNTY), AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(b)             EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.10(b).

4.11          Additional Documents. Stockholder shall execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Purchaser, to carry out the purpose and intent of this Agreement. Without limiting the generality or effect of the foregoing or any other obligation of Stockholder hereunder, Stockholder hereby authorizes Purchaser to deliver a copy of this Agreement to the Seller and hereby agrees that each of the Seller and Purchaser may rely upon such delivery as conclusively evidencing the consents, waivers and terminations of Stockholder referred to in Section 3, in each case for purposes of all agreements and instruments to which such elections, consents, waivers and/or terminations are applicable or relevant.

4.12          Rules of Construction. The parties hereto agree that they have been (or have had the opportunity to be) represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

4.13          Acknowledgements. Each party to this Agreement acknowledges that (a) Silicon Legal Strategy, counsel for the Seller, represented the Seller in connection with the Transactions and related transactions, (b) the Law Offices of Harvey Kesner, counsel for Purchaser, represented Purchaser in connection with this Agreement, the Transactions and related transactions, and (c) none of the foregoing firms has represented Stockholder in connection with this Agreement, the Transactions or otherwise.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be executed as of the date first above written.

Red Cat Holdings, Inc.
By: Name: Its:

Teal Drones, Inc.
By: Name: Its:

FW Acquisition, Inc.
By: Name: Its:

IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be executed as of the date first above written.

Flightwave Aerospace Systems Corporation
By: Name: Its:

IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be executed as of the date first above written.

Stockholder:
(Print Name of Stockholder)
(Signature)
(Print name and title if signing on behalf of an entity)
(Print Address)
(Print Address)

Securities beneficially owned on the Agreement Date:

_________ shares of Seller Common Stock _________ shares of Seller Preferred Stock _________ of options to purchase shares of Seller Common Stock